Exhibit 99.1
DigitalOcean Completes Acquisition of Cloudways
Acquisition broadens DigitalOcean’s capabilities for small to medium-sized businesses
NEW YORK, September 8, 2022 – DigitalOcean Holdings, Inc. (NYSE:DOCN), the cloud for developers, startups and SMBs, today announced it has completed its $350M acquisition of Cloudways, a leading managed cloud hosting and software as a service (SaaS) provider for small to medium-sized businesses (SMBs).

“The acquisition immediately strengthens our ability to enable builders to get their ideas on the internet, launch a business quickly, and grow and scale effortlessly,” said Yancey Spruill, CEO at DigitalOcean. “In addition, we are excited to be joining forces with the entire Cloudways team and together will continue our mission to simplify cloud computing so builders can spend more time creating software that changes the world.”

“Running multiple e-commerce stores requires safe, fast and flexible hosting. This we know, but we are not server experts. By moving to Cloudways and DigitalOcean, we not only got the speed and the flexibility we needed for our e-commerce stores, we also got a highly intuitive and easy-to-use interface, easy server scaling, 1-click staging environments along with world-class support,” said Jens Madsen, partner at www.heatxperts.com.

For more information on DigitalOcean, visit https://www.digitalocean.com.
About DigitalOcean
DigitalOcean simplifies cloud computing so builders can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers, startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale applications to accelerate innovation and increase productivity and agility. DigitalOcean combines the power of simplicity, community, open source and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com or follow @digitalocean on Twitter.
Forward-Looking Statements
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Media Contact
Spencer Anopol
press@digitalocean.com
Investor Contact
Rob Bradley
investors@digitalocean.com